     As filed with the Securities and Exchange Commission on August 14, 1998

                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                  ____________________________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                  ____________________________________________

                                  MODACAD, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


               California                              95-4145930
________________________________________          _____________________
     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)               Identification No.)


       3861 Sepulveda Boulevard
        Culver City, California                           90230
_________________________________________         _____________________
(Address Of Principal Executive Offices)                (Zip Code)

                  ____________________________________________

                             1995 STOCK OPTION PLAN
                            (Full title of the plan)
                  ____________________________________________

                                 JOYCE FREEDMAN
                Chief Executive Officer and Chairman of the Board
                                  ModaCAD, Inc.
                            3861 Sepulveda Boulevard
                          Culver City, California 90230
                                 (310) 751-2100
            (Name, address and telephone number of agent for service)
            _________________________________________________________

                                   Copies To:
                             JOHN A. ST. CLAIR, ESQ.
                              SYLVIA K. BURKS, ESQ.
                                Coudert Brothers
                      1055 West Seventh Street, 20th Floor
                          Los Angeles, California 90017
                                 (213) 688-9088
                  ____________________________________________

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed
   Title of          Amount          Proposed         Maximum
  Securities       of Shares          Maximum        Aggregate        Amount of
     to be           to be        Offering Price     Offering       Registration
  Registered      Registered         per Share         Price            Fee
--------------  --------------  ------------------ --------------  -------------

 Common Stock      900,000(1)       $19.9375(2)    $17,943,750(2)     $ 5,294
 no par value


(1) Represents shares of Common Stock ("Common Stock") of ModaCAD, Inc. (the "Registrant") issuable upon the exercise of options granted or to be granted pursuant to the Registrant's 1995 Stock Option Plan (the "Plan"). Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable as a result of the antidilution provisions applicable to the options which are exercisable for the Common Stock registered hereunder.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee based on the average of the high and low reported sale prices of a share of the Registrant's Common Stock on August 10, 1998 as reported by The Nasdaq National Market.

                            _________________________

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus prepared in accordance with Part I hereof also relates to shares of Common Stock previously registered under Registration Statements on Form S-8 (Registration Nos. 333-21775 and 333-35987).

Part I.   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s)  containing the  information  specified in Items 1 and 2 of
Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.

Part II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation Of Documents By Reference.

     In connection with the registration of additional shares of the Common Stock of the Registrant issuable under the Plan, and in accordance with General Instruction E to Form S-8, the following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

      Item 3(a)

          The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

      Item 3(b)

          The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1998.

          The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1998.

      Item 3(c)

          Item 1 of the Registrant's Registration Statement on Form 8-A, filed with the Commission on March 28, 1996, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

          The  Registrant's  Registration  Statement on Form S-8, filed with the
     Commission   on  February  14,  1997  (File  No.   333-21775),   is  hereby
     incorporated by reference in this Registration Statement.

          The  Registrant's  Registration  Statement on Form S-8, filed with the
     Commission  on  September  19,  1997  (File  No.   333-35987),   is  hereby
     incorporated by reference in this Registration Statement.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities offered hereunder then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 8.   Exhibits.

Exhibit
Number
-------
4.1      Amended and Restated Articles of Incorporation(1)
4.2      Bylaws, as amended(1)
4.3 1995 Stock Option Plan including forms of Stock Option Agreements and Stock Purchase Agreement(1)
4.4      Amendment No.1 to 1995 Stock Option Plan, dated November 26, 1996(2)
4.5      Amendment No.2 to 1995 Stock Option Plan, dated June 10, 1997(2)
4.6      Amendment No.3 to 1995 Stock Option Plan, dated April 8, 1998(3)
4.7      Amendment No.4 to 1995 Stock Option Plan, dated July 8, 1998
5.1      Opinion of Coudert Brothers
23.1     Consent of Singer Lewak Greenbaum & Goldstein LLP
23.2     Consent of Coudert Brothers (included in Exhibit 5.1)
24.1     Power of Attorney (see page 2 of this Registration Statement)


(1) Incorporated by reference to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-1166-LA) as filed with the Commission on February 7, 1996.

(2) Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-35987) as filed with the Commission on September 19, 1997.

(3) Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998, as filed with the Commission on August 5, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Culver City, State of California, on August 12, 1998.


                               ModaCAD, Inc.



                               By:/s/ JOYCE FREEDMAN
                               ---------------------
                               Joyce Freedman
                               Chief Executive Officer and Chairman of the Board

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joyce Freedman and Lee Freedman, or either of them, his or her attorneys-in-fact and agents, each with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                     Title                          Date
----------------------    ---------------------------------     ----------------


/s/ JOYCE FREEDMAN        Chief Executive Officer, Chairman      August 12, 1998
----------------------       of the Board and Director
    Joyce Freedman          (Principal Executive Officer)


/s/ MAURIZIO VECCHIONE    President, Chief Operating Officer     August 12, 1998
----------------------       And Director
    Maurizio Vecchione


/s/ LEE FREEDMAN          Vice President, Finance,               August 12, 1998
----------------------       Chief Financial Officer, Treasurer
    Lee Freedman             and Director (Principal Financial
                             Officer)

/s/ LEON SHIH             Controller                             August 12, 1998
----------------------
    Leon Shih


/s/ ANDREA VECCHIONE      Secretary and Director                 August 12, 1998
----------------------
    Andrea Vecchione


/s/ F. STEPHEN WYLE       Director                               August 12, 1998
----------------------
    F. Stephen Wyle


/s/ PETER FRANK           Director                               August 12, 1998
----------------------
    Peter Frank


/s/ LESLIE SALESON        Director                               August 12, 1998
----------------------
    Leslie Saleson

                                  EXHIBIT INDEX


 Number                       Description
-------- ---------------------------------------------------
   4.7   Amendment No. 4 to 1995 Stock Option Plan
   5.1   Opinion of Coudert Brothers
  23.1   Consent of Singer Lewak Greenbaum & Goldstein LLP